Exhibit 107

Calculation of Filing Fee Tables

Form F-10

(Form Type)

Sandstorm Gold Ltd..

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

In US Dollars

	Security Type	Security Class Title	Fee Calculation Rule or Instruction	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Fees to Be Paid	Equity	Common Shares (no par value)		(1)	(1)	—	—	—
	Debt	Debt Securities		(1)	(1)	—	—	—
	Other	Warrants		(1)	(1)	—	—	—
	Other	Subscription Receipts		(1)	(1)	—	—	—
	Other	Units		(1)	(1)	—	—	—
	Unallocated (Universal) Shelf	—	457(o)	(1)	(1)	$500,000,000 (2)	$0.0000927	$46,350
Fees Previously Paid	—	—	—	—	—	—	—	—
	Total Offering Amounts					$500,000,000 (2)		$46,350
	Total Fees Previously Paid							N/A
	Total Fee Offsets							$43,507
	Net Fee Due							$2,843

(1)

There are being registered under the Registration Statement to which this exhibit pertains (the “Registration Statement”) such indeterminate number of common shares, debt securities, warrants, subscription receipts and units of Sandstorm Gold Ltd. (the “Registrant”) as shall have an aggregate initial offering price not to exceed $500,000,000 (or its equivalent in any other currency used to denominate the securities). Any securities registered by this Registration Statement may be sold separately or as units with other securities registered under this Registration Statement. The proposed maximum initial offering price per security will be determined, from time to time, by the Registrant in connection with the sale of the securities under this Registration Statement

(2)

Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933 with respect to the securities to be sold by the Registrant. In no event will the aggregate offering price of all securities sold by the Registrant from time to time pursuant to this Registration Statement exceed $500,000,000.

Table 2: Fee Offset Claims and Sources

In US Dollars

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed		Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	Sandstorm Gold Ltd.	F-10	333- 237619	April 9, 2020		$43,507	(1)	Equity/Debt/Other	(2)	$335,186,664	$335,186,664
Fee Offset Sources	Sandstorm Gold Ltd.	F-10	333- 237619	April 9, 2020								$24,240	(3)
	Sandstorm Gold Ltd.	F-10	333- 229756	February 20, 2019								$23,180	(4)
	Sandstorm Gold Ltd.	F-10	333- 215009	December 9, 2016								$7,408	(5)
	Sandstorm Gold Ltd.	F-10	333- 206476	August 20, 2015								$0	(6)

(1)

The Registrant previously paid $45,430 in registration fees (Registrant transferred funds of $21,190 and used offsets of $24,240 for the remainder of the fee) with respect to the 2020 Registration Statement (defined below), pertaining to the registration of $350,000,000 of securities of the Registrant, of which $43,507 in registration fees remains unutilized and, accordingly, pursuant to Rule 457(p) under the Securities Act, $43,507 is being offset against the total registration fee due for this Registration Statement.

(2)

The Registrant registered under the 2020 Registration Statement such indeterminate number of Common Shares, Debt Securities, Warrants, Subscription Receipts or Units of the Registrant as shall have an aggregate initial offering price not to exceed $350,000,000.

(3)

An aggregate of $45,430 in registration fees was previously paid in connection with an aggregate of $350,000,000 of securities registered under the Registration Statement on Form F-10 (File No. 333-237619) initially filed on April 9, 2020 (the “2020 Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, $24,240 paid in connection with unsold securities relating to the 2019 Registration Statement (defined below) was offset against the filing fee due in connection with the 2020 Registration Statement. Accordingly, $21,190 was paid at the time of filing the 2020 Registration Statement.

(4)

An aggregate of $24,240 in registration fees was previously paid in connection with an aggregate of $200,000,000 of securities registered under the Registration Statement on Form F-10 (File No. 333-229756) initially filed on February 20, 2019 by the Registrant (the “2019 Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, $23,180 paid in connection with unsold securities relating to the 2016 Registration Statement (defined below) was offset against the filing fee due in connection with the 2019 Registration Statement. Accordingly, $1,060 was paid at the time of filing the 2019 Registration Statement.

(5)

An aggregate of $23,180 was previously paid in connection with an aggregate of $200,000,000 of securities registered under the Registration Statement on Form F-10 (File No. 333-215009) filed on December 9, 2016 (the “2016 Registration Statement”). Pursuant to Rule 457(p) under the Securities Act, $7,408 paid in connection with unsold securities relating to the Initial Registration Statement (defined below) was offset against the filing fee due in connection with the 2016 Registration Statement. Accordingly, $15,772 was paid at the time of filing the 2016 Registration Statement.

(6)

An aggregate of $17,430 was previously paid in connection with an aggregate of $150,000,000 of securities registered under the Registration Statement on Form F-10 (File No. 333-206476) initially filed on August 20, 2015 by the Registrant (the “Initial Registration Statement”).